SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) November 1, 2002




                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

             (Exact name of registrant as specified in its charter)

         Delaware                        000-26749                  11-2581812
-------------------------------  ------------------------     ------------------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
  of incorporation)                                              Identification
                                                                    Number)



26 Harbor Park Drive, Port Washington, NY          11050
-----------------------------------------     --------------------------
(Address of principal executive offices)         (Zip Code)



       Registrant's telephone number, including area code: (516) 626-0007
                                                           --------------
                              Not Applicable
--------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets.

     As of November 1, 2002, National Medical Health Card Systems, Inc. ("NMHC") and its wholly owned subsidiary, Integrail Acquisition Corp., entered into an Asset Purchase Agreement with Health Solutions, Ltd. ("HSL"), and certain of its security holders (together with HSL, the "Sellers"). Pursuant to the Agreement, NMHC acquired substantially all of the assets of the Integrail ("Integrail") division of HSL's operations, for a purchase price of $1,400,000 in cash. Half of the purchase price was paid at the closing directly to the Sellers, and half was deposited into escrow as security for the performance of certain operational and indemnification obligations of the Sellers. Funds for this transaction were supplied by NMHC's revolving credit facility that was put into place in January 2002. The Agreement provides that if certain operational milestones are achieved over the next 12 months, certain amounts will be released from the escrow to the Sellers.

Item 7.  Financial Statements and Exhibits.

        A.  Financial Statements of Business Acquired.

                                   INTEGRAIL
                     (a division of Health Solutions, Ltd.)


                              FINANCIAL STATEMENTS

                  For the Nine Months Ended September 30, 2002
                      And the Year Ended December 31, 2001

                                TABLE OF CONTENTS

                                                                        PAGE NO.

INDEPENDENT AUDITOR'S REPORT................................................ 1

FINANCIAL STATEMENTS

  Balance Sheets ............................................................2
  Statements of Operations.......................................            3
  Statements of Divisional Equity ......................................     4
  Statements of Cash Flows.............................................      5
Notes to Financial Statements.......................................       6-14

                          INDEPENDENT AUDITOR'S REPORT

To the Boards of Directors
Health Solutions, Ltd.
Albany, New York

     We have audited the accompanying balance sheets of Integrail (a division of Health Solutions, Ltd, an S corporation) as of September 30, 2002 and December 31, 2001, and the related statements of operations, divisional equity, and cash flows for the nine months ended September 30, 2002 and the year ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Integrail as of September 30, 2002 and December 31, 2001, and the results of its operations and its cash flows for the nine months and year then ended, in conformity with generally accepted accounting principles.



Roback, Ferraro & Pehl, CPAs, LLP


Roback, Ferraro & Pehl, CPAs LLP
 Ballston Spa, New York


December 3, 2002

                                    INTEGRAIL
                     (a division of Health Solutions, Ltd.)

                                 BALANCE SHEETS
                    September 30, 2002 and December 31, 2001


                                       ASSETS


                                                           2002           2001
Current Assets
Cash and cash equivalents                            $   327,365      $     200
Accounts receivable                                       77,597         58,588
Prepaid expenses                                          76,076        113,161
                                                         -------        -------
Total Current Assets                                     481,038        171,949

Property and Equipment, net                              166,473        524,574
Intangible Assets, net                                   251,365        837,045
Other Assets                                               - -            3,510
                                                         -------     ----------
Total Assets                                         $   898,876    $ 1,537,078
                                                        ========     ==========

                        LIABILITIES AND DIVISIONAL EQUITY

Current Liabilities
Accounts payable and accrued expenses                $   168,590   $    222,324
Current portion of capital lease obligations                - -          13,773
Current portion of long-term debt                        128,440        155,841
Deferred revenues                                           - -          93,129
Due to HSL                                               551,461        889,717
                                                         -------      ---------
Total Current Liabilities                                848,491      1,374,784

Long-Term Liabilities
Capital lease obligations, less current portion             - -          17,828
Long-term debt, less current portion                      50,385        144,466
                                                         -------        -------
Total Long-Term Liabilities                               50,385        162,294

Total Liabilities                                        898,876      1,537,078

Divisional Equity                                           - -             - -
                                                       ---------     ----------

Total Liabilities and Divisional Equity               $  898,876    $ 1,537,078
                                                        ========     ==========

See auditor's report and notes to financial statements.

ROBACK, FERRARO & PEHL
Certified Public Accountants, LLP

                                   INTEGRAIL
                     (a division of Health Solutions, Ltd.)

                            STATEMENTS OF OPERATIONS
Nine Months Ended September 30, 2002 and the Year Ended December 31, 2001



                                                 2002                   2001

Operating Revenue                         $    572,692             $    645,742

Selling, General and
 Administrative Expenses                     3,213,364                3,281,791
                                             ---------                ---------
Operating Loss                              (2,640,672)              (2,636,049)

Other Income (Expense)
 Interest income                                 5,615                     - -
 Interest expense                              (14,973)                 (14,437)
 Loss on disposition or abandonment
   of fixed assets                            (526,346)                (105,089)
                                               -------                  -------
Total Other Expense                           (535,704)                (119,526)
                                            ----------               ----------
Net Loss                               $    (3,176,376)           $  (2,755,575)
                                            ==========               ==========



See auditor's report and notes to financial statements.

ROBACK, FERRARO & PEHL
Certified Public Accountants, LLP

                                   INTEGRAIL
                     (a division of Health Solutions, Ltd.)

                        STATEMENTS OF DIVISIONAL EQUITY
Nine Months Ended September 30, 2002 and the Year Ended December 31, 2001



                                                2002                 2001
                                                ----                 ----

Beginning balance                         $      - -            $     - -

Plus: current net loss                    (3,176,376)          (2,755,575)

Plus: capital contributions from HSL       3,176,376            2,755,575
                                          ----------           ----------
Ending balance                           $      - -            $      - -
                                         ===========           ==========







See auditor's report and notes to financial statements.

ROBACK, FERRARO & PEHL
Certified Public Accountants, LLP

                                   INTEGRAIL
                     (a division of Health Solutions, Ltd.)

                            STATEMENTS OF CASH FLOW
Nine Months Ended September 30, 2002 and the Year Ended December 31, 2001

                                                       2002            2001
Cash Flows From Operating Activities
 Net loss                                     $  (3,176,376)    $  (2,755,575)
Non-cash items included in net loss
 Depreciation and amortization                      471,764           524,294
 Loss on assets sold, abandoned, or impaired        843,544           137,269
(Increase) Decrease in Assets
 Accounts receivable                                (19,009)          (17,975)
 Prepaid expenses                                    37,085            78,412
 Other assets                                         3,510                --
Increase (Decrease) in Liabilities
 Accounts payable and accrued expenses              (53,734)          (49,852)
 Deferred revenues                                  (93,129)          (38,221)
 Due to HSL                                        (338,256)          582,732
                                                 ----------        ----------
   Cash Used by Operating Activities             (2,324,601)       (1,538,916)
                                                 ----------        -----------
Cash Flows From Financing Activities
 Principal payments on long-term debt              (121,482)         (148,206)
 Principal payments on capital leases               (31,601)          (17,802)
 Capital contributions from HSL                   3,074,850         2,755,575
                                                  ---------         ---------
   Cash Provided by Financing Activities          2,921,767         2,589,567
                                                  ---------         ---------
Cash Flows From Investing Activities
 Purchase of property and equipment                 (75,393)         (537,159)
 Acquisition of intangible assets, net             (194,608)         (513,492)
                                                   --------        ----------
   Cash Used by Investing Activities               (270,001)       (1,050,651)

NET INCREASE IN CASH AND CASH EQUIVALENTS           327,165                --

BEGINNING CASH AND CASH EQUIVALENTS                     200               200
                                                 ----------            ------
ENDING CASH AND CASH EQUIVALENTS                 $  327,365            $  200
                                                 ==========            ======
Supplemental Disclosure of
 Cash Flow Information
Interest paid                                     $  14,973          $ 17,154
                                                  =========          ========




See auditor's report and notes to financial statements.

ROBACK, FERRARO & PEHL
Certified Public Accountants, LLP

                                  INTEGRAIL
                     (a division of Health Solutions, Ltd.)

                          NOTES TO FINANCIAL STATEMENTS
                    September 30, 2002 and December 31, 2001


NOTE 1:  NATURE OF BUSINESS

     Organization and Nature of Operations - Integrail (formerly known as Mercatus) provides state-of-the-art health information systems, data analysis and consulting services for the healthcare industry. They design and develop a full range of computerized healthcare decision support tools. Trademark products include Magellan Episode Pathfinder, Magellan Risk Tracker and Magellan Risk Predictor, which provide healthcare payers, and providers with the information necessary to better manage patient care and costs.

     Health Solutions, Ltd. ("HSL") and its wholly owned subsidiary, PSCNY, IPA, INC. ("IPA") (both S Corporations) are under common ownership and management and related in their operations. Collectively, they have operated Integrail ("Integrail" or the "Company") and Centrus, both located in Albany, New York. Neither Integrail nor Centrus has a separate legal status of existence; however certain separate financial records are maintained. The accompanying financial statements have been prepared on the accrual basis of accounting and relate only to Integrail and its operations.

     Centrus provided comprehensive pharmacy benefit management and administrative services on behalf of clients that include health maintenance organizations, third-party administrators, employers and union-sponsored benefit plans. The fully integrated PBM services include electronic point-of-sale pharmacy claims processing, network management, benefit plan design consultation, formulary management, disease management, and drug data analysis services. The division was sold to National Medical Health Card Systems, Inc.
(NMHC), a publicly held company, on January 29, 2002.


NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Operating Revenue - Operating revenue includes contract revenue fees received for implementation, licensing and services related to its software along with revenues generated from performing drug and clinical studies. Clients are billed quarterly based on their contracts and revenues are recognized equally throughout the contract life.

     Overhead and Inter-Company Allocations - HSL overhead has been allocated to Integrail employing various methods and factors depending on the type of shared cost. Accordingly, management has used relative number of computer workstations to allocate information technology costs; relative number of employees to allocate human resource costs, employee benefits, computer supplies and expense and office supplies; relative office square footage to allocate office rent and related occupancy costs; specific divisional job responsibilities to allocate sales and marketing costs; specific property, equipment and intangible assets to allocate depreciation and amortization; and relative divisional gross profits to allocate the remaining shared general and office overhead expenses. Services provided by Centrus and Integrail for the benefit of one another have been identified and charged accordingly on the basis of the related payroll cost incurred, plus 40% for benefits and overhead. According to management, the accompanying financial statements of Integrail reflect a reasonable basis for allocation of overhead costs and inter-company charges between the Company, HSL and any other subsidiary or divisional unit within the organizations providing services or sharing costs. Additionally, management asserts that the operating results for Integrail for the nine months ended September 30, 2002 and the year ended December 31, 2001 reflect all of the actual costs to Integrail of doing business. Furthermore, management contends that the allocated overhead costs and inter-company charges are indicative of costs and charges that would have been incurred if Integrail had been operated as a separate entity and obtained these services from other non-related sources.

     Cash and Cash Equivalents - Investment securities that are highly liquid and have maturities of three months or less at the date of purchase are classified as cash equivalents. Cost approximates market value for all classifications of cash equivalents.

     Allowance for Doubtful Accounts - Integrail does not have an allowance for doubtful accounts. Management believes the accounts receivable to be fully collectible.

     Property and Equipment - Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation of property and equipment is determined using the straight-line method over the estimated useful lives of the respective assets.

     Impairment of Long-Lived Assets - Long lived assets to be held and used or disposed of other than by sale are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. When required, impairment losses on assets to be held and used or disposed of other than by sale are recognized based on the fair value of the asset. Long-lived assets to be disposed of by sale are reported at the lower of its carrying amount or fair value less cost to sell.

     Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     Income Taxes - HSL, with the consent of its shareholders, has elected to be taxed as an S corporation for Federal and State tax purposes. Instead of paying corporate income taxes, the shareholders of an S corporation are taxed individually on their proportionate share of taxable income. No provision or liability for Federal income taxes has been included in the financial statements related to this corporation. However, certain minimum taxes have been recorded for State tax purposes.

     Amortization - Integrail amortizes software costs on a straight-line basis over a period of three to five years.

     Deferred Revenue - Deferred revenue represents amounts collected on licenses that have not yet begun or are not yet completed. License revenue is recognized ratably over the term of the agreement.

     Advertising, and Marketing Promotions - The Company expenses advertising costs as incurred. Advertising expense for the nine months ended September 30, 2002 and the year ended December 31, 2001 was 15,310 and $24,257, respectively.


NOTE 3: PROPERTY AND EQUIPMENT

     Integrail's property and equipment, recorded at cost, as of September 30, 2002 and December 31, 2001, consist of the following:

                                                                Estimated
                                              2002    2001      Useful Life
                                              ----    ----      ---------

Computer  equipment and software         $ 538,759   $619,711    3 years
Furniture and fixtures                     177,984     97,094    7 years
Office equipment                            32,825     89,203    7 years
                                          --------   --------
                                         $ 749,568   $806,008

Less: accumulated depreciation
 and amortization                         (583,095)  (281,434)
                                         ---------- ---------
    Property and Equipment, net          $ 166,473  $ 524,574
                                         ========== =========
     Prior to September 30, 2002 the Company stockholders' approved the sale of Integrail's assets. This sale was finalized on November 30, 2002 (see note 15). Consequently, the assets of the division have been written down to the purchase price listed on the sale agreement. The above cost basis has been reduced to reflect this impairment. As a result, pursuant to FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, an impairment loss of $317,000 has been recognized for this equipment and included in Other Income/Expense as Loss on disposition, abandonment or impairment of fixed assets.

     For the year ended December 31, 2001 Integrail abandoned certain leasehold improvements and recorded an impairment of $137,000.

     Related depreciation expense for the nine months ended September 30, 2002 and the year ended December 31, 2001 was approximately $210,000 and $165,900, respectively.


NOTE 4: INTANGIBLE ASSETS

     Integrail's intangible assets, recorded at cost, as of September 30, 2002 and December 31, 2001, consist of the following:

                                                                      Estimated
                                            2002          2001       Useful Life

Software license                        $ 55,000       $  55,000       10 years
Software development costs               993,276         993,276        5 years
                                       ---------        --------
                                       1,048,276       1,048,276
Software development in process            - -           323,997        n/a
                                       ---------       ---------
                                       1,048,276       1,372,273

Less: accumulated amortization
 and impairment                         (796,911)       (535,228)
                                       ----------      ---------
Intangible Assets, net                 $  251,365      $ 837,045
                                       ==========      =========

     Software License - The Company entered into a software licensing agreement with Symmetry Health Data Systems, Inc in March of 1998. The agreement called for a one time licensing fee of $55,000. The agreement was for a period of three years from the above date and is automatically renewed for an additional term of one year, unless either party gives written notice of termination to the other party at least 90 days prior to the expiration date. The lease has been extended through March 2004.

     Related amortization expense for the nine months ended September 30, 2002 and the year ended December 31, 2001 was approximately $1,828 and $2,444, respectively.

     Software Development Costs - Integrail develops its own software internally. This includes development of new software programs and enhancements, which may either expand or modify existing programs. The Company has adopted Statement of Position 98-1 ("SOP 98-1"), Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. SOP 98-1 requires the capitalization of qualifying costs incurred during the application development stage. All other costs in connection with the production of internal use software are expensed as incurred. The Company has adopted FASB 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, to account for research and development costs of software to be marketed to clients. The costs are charged to expense until technological feasibility is established. After technological feasibility is reached, the remaining software production costs up to the date of general release to customers, or to the date placed into production, are capitalized and included as Intangible Assets. Related costs that were capitalized and included as Intangible Assets for the nine months ended September 30, 2002 and the year ended December 31, 2001 were $194,608 and $431,981, respectively. The amounts capitalized were equal to the actual costs incurred by Integrail. Once the software is completely developed and placed in service the capitalized costs are amortized over a five-year period using the straight-line method. Related amortization expense for the nine months ended September 30, 2002 and the year ended December 31, 2001 was $260,000 and $356,000, respectively.

     For the nine months ended September 30, 2002, Integrail abandoned certain software development-in-process costs and recorded an impairment of $518,605.


NOTE 5: ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Integrail related accounts payable and accrued expenses as of September 30, 2002 and December 31, 2001, consist of the following:

                                                       2002            2001

 Accrued payroll                                  $  84,859        $ 132,555
 Accounts payable                                    36,976           79,698
 Other accrued expenses                              46,755           10,071
                                                  ---------        ---------
    Totals                                        $ 168,590        $ 222,324
                                                  =========        =========

NOTE 6: CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the division to concentrations of credit risk consist of cash and related accounts in financial institutions, which, from time to time, exceed the Federal depository insurance coverage limit or are not covered by FDIC insurance. Combined cash in these categories totaled $394,222 at September 30, 2002.

     Integrail may also be subject, from time to time, to a concentration of credit risk with respect to its trade receivables. To mitigate this risk the Integrail performs ongoing credit evaluations of its customers and requires collateral in the form of client deposits as deemed necessary.


NOTE 7: MAJOR CUSTOMERS

     For the nine months ended September 30, 2002 and the year ended December 31, 2001, approximately 89% and 98% of respective operating revenue related to contracts with the division's top five customers. Amounts due from these contracts at September 30, 2002 and December 31, 2001 approximated $76,000 and $41,000, respectively.

NOTE 8:

     The following noncash investing and financing transaction occurred during the nine months ended September 30, 2002. Certain assets with a book value of $101,526 were acquired through transfers from HSL. The transfer was treated as capital contributed from HSL.

     Interest paid for the nine months ended September 30, 2002 and the year ended December 31, 2001 was $14,973 and $17,154, respectively.

NOTE 9: LEASES

     Operating leases. In May 2001, Integrail moved into office space that is located at 23 British American Boulevard, Latham, New York 12110, (the "Facility"). The Facility is owned, and leased to HSL, by B/A Airport Park Solutions, LLC (the "LLC"). HSL has a 45% interest in the LLC, whose sole purpose is to own and operate the Facility. Integrail occupied approximately 10,000 square feet of the total 46,740 square feet of the office and basement space. HSL leases the Facility under a 10-year operating lease that expires on April 30, 2011. HSL currently pays rent in the amount of $700,296 per year, plus utility costs. The annual rent includes the following costs: real estate taxes, water and sewer charges, liability and fire insurance, general repairs and building maintenance and common area maintenance. Annual rent increases are equal to the annual increase, if any, in the aforementioned costs. Based on its portion of the facility, Integrail was responsible to HSL for approximately $100,000 per year, plus its proportionate share of utility costs. HSL also receives rental support from other Companies that occupy space in the Facility, including Integrail. Integrail believes that its existing share of the Facility is adequate for current purposes. See note 14 for additional subsequent events relating to this lease.

     Capital leases. Integrail was responsible to HSL for use of certain office equipment under capital leases through January 29, 2002. The leases and respective assets were sold to NMHC in the Centrus sale in January 2002. For financial reporting purposes, minimum lease payments relating to the equipment have been capitalized. The related property under capital leases as of December 31, 2001 had a cost of $59,412, accumulated depreciation of $24,046 and a net book value of $35,366.

     The Integrail share of total minimum lease payments under the related capital leases and the net present value of those payments at December 31, 2001 were as follows:

                                                                   2001
                                                                   ----
Total   minimum  lease  payments                                $ 35,134
Less:   amount   representing interest                            (3,533)
                                                                 -------
Present value of net minimum lease payments                       31,601
Less: current portion                                           $(13,773)
                                                                --------
Long-term capital lease obligations                             $ 17,828
                                                                ========

NOTE 10: STOCK OPTIONS

     HSL offered incentive stock options under its 2000 Class A Common and Class B Common Stock Option Plans (the "Plans"). Under the Plans HSL had reserved for issuance 50,000 shares of Class A common stock and 5,000 shares of Class B common stock. Incentive options may not have been granted for a price less than 100% of the fair market value of the common stock as of the date of the grant. As of December 31, 2001, HSL had granted 41,250 of issuable shares of Class A common stock and 4,800 shares of issuable Class B common stock. Existing stock options normally expire 5 years from the grant date. The stock option agreements called for the immediate expiration of the options on the earlier of: (1) its expiration date; (2) the cessation of the optionee's employment with HSL, for any reason; (3) the stockholders' approval of the sale or disposition of all or substantially all of HSL's assets; or (5) HSL's adoption of a plan of liquidation.

     On December 10, 2001 the stockholders' approved the sale of the Centrus Division. The action terminated both stock option plans as of that date.


NOTE 11:  RETIREMENT BENEFIT PLAN

     Effective January 1, 1994, PSCNY adopted a 401(k) plan (the Plan) covering substantially all Integrail employees. The Plan was adopted by HSL upon the January 2000 merger of the companies. Participants may elect to contribute to the Plan a minimum of 1% to a maximum of 15% of their annual compensation, not to exceed a dollar limit set by law. Annually, HSL determines a discretionary matching contribution equal to a percentage of each participant's contribution. In addition, the Plan was amended effective January 1, 2001 to provide for a discretionary employer profit sharing contribution equal to a percentage of each participant's eligible compensation. Integrail was responsible for contributions made to the Plan of $24,600 and $34,000, for the nine months ended September 30, 2002 and the year ended December 31, 2001, respectively.


NOTE 12: LONG-TERM DEBT

     HSL has three term loans with a bank. Proceeds of the loans were for the sole benefit of Integrail. However, business assets of Centrus were subject to a related general security agreement through January 2002. The term loans are detailed as follows:

               Loan dated November 17, 1999 calling for 60 monthly payments of $2,357 including principal and interest at the rate of 9.07% per annum. Paid in full in November 2002.

               Loan dated March 31, 2000 calling for 36 monthly principal payments of $5,556, plus interest. Interest accrues at the bank's prime rate minus 0.25%, and is variable. The effective interest rate at September 30, 2002 and December 31, 2001 was 4.50%. Paid in full November 2002.

               Loan dated December 28, 2000 calling for 36 monthly payments of $6,309 including principal and interest at the rate of 8.47% per annum. Paid in full November 2002.

     HSL's related balances as of September 30, 2002 and December 31, 2001, consist of the following:

                                                  2002                  2001
November 17, 1999                           $    55,645           $    72,556
March 31, 2000                                   33,333                88,889
December 28, 2000                                89,847               138,862
                                                -------             ---------
  Total                                         178,825               300,307
Less: current portion                          (128,440)             (155,841)
                                               --------             ---------
Long-term portion                           $    50,385           $   144,466
                                               ========             =========

NOTE 13: LINE OF CREDIT

     HSL had a $250,000 working capital line of credit ("grid note") with a bank that was executed on April 30, 2001. Interest accrues at the bank's prime rate, and is variable. Under the grid note, the bank had the right of set-off against amounts owing under the arrangement with any property held in a deposit or other account with the bank except of any deposit account that contains only funds specifically designated as being for the payment of claims of third parties arising in the ordinary course of business. The grid note was also subject to a November 17, 1999 general security agreement on all business assets, including Centrus business assets. There have been no outstanding balances under the arrangement for the nine months ended September 30, 2002 or the year ended December 31, 2001. The grid note was closed on April 30, 2002.

NOTE 14: COMMITMENTS AND CONTINGENCIES


     Pending Litigation - An action has been filed against Pharmacy Service Corporation of New York (PSCNY), a company merged into HSL in 2000, in the United States District Court for the Northern District of New York by the New York State Teamsters Council Health and Hospital Fund (the Trust Fund). The action alleges that PSCNY computers charged Trust Fund members $4 co-pays instead of $8 co-pays on certain non-preferred drugs starting in May 1999. This allegedly resulted in too little money being paid by the membership for the non-preferred drugs and too much money was being paid by the Trust Fund. Damages to the Trust Fund as a result of this co-pay problem have been estimated at approximately $708,000. The Insurance carrier has extended settlement authority of $300,000 on September 26, 2001, and had expressed interest in compromising the claim. Counsel for the Trust Fund has rejected a settlement offer of $200,000. However, the Trust Fund has lowered its demand from a prior demand of $950,000 to a current demand of $750,000.

     The insurer has issued a letter to Pharmacy Service Corporation, dated June 5, 2002, advising the Company that, should there be a verdict resulting from restitution and/or disgorgement, such damages would not be covered under the professional liability policy. The limits of liability are $3,000,000 for Managed Care Professional Liability and Managed Care Errors & Omissions Liability, per claim including expenses. The policy carries a $10,000 deductible for each claim, including claim expenses. The Company as of the date of these financial statements has met the deductible.


NOTE 15: SUBSEQUENT EVENTS

     Asset Purchase Agreement - On November 1, 2002, the stockholders of HSL approved and closed on the sale of Integrail, which represents substantially all of the assets and liabilities of HSL, to National Medical Health Card Systems, Inc., wherein certain assets and liabilities of Integrail, as represented in these financial statements, were delivered to the purchaser in return for a total cash payout. The net purchase price was $1.4 million dollars of which $700,000 was paid in cash and $700,000 is currently being held in escrow.

     Operating Lease - On November 1, 2002 NMHC entered into a lease agreement for approximately 21,000 square feet with B/A Airport Park Solutions, LLC. This space is the same space leased under the HSL Agreement. HSL is currently in the process of renegotiating their lease agreement to exclude this identical space.

                                   INTEGRAIL
                     (a division of Health Solutions, Ltd.)


                              FINANCIAL STATEMENTS


             For the Three Months Ended September 30, 2002 and 2001

                                TABLE OF CONTENTS

                                                                       PAGE NO.

    INDEPENDENT ACCOUNTANT'S REPORT...............................         1

    FINANCIAL STATEMENTS
    Balance Sheets................................................         2
    Statements of Operations......................................         3
    Statements of Divisional Equity..............................          4
    Statements of Cash Flows......................................         5
    Selected Information..........................................        6-12

                               INDEPENDENT ACCOUNTANT'S REPORT




To the Boards of Directors Health
Solutions, Ltd. Albany, New York


     We have compiled the accompanying balance sheet of Integrail (a division of Health Solutions, Ltd, an S Corporation) as of September 30, 2002 and 2001, and the related statements of operations, divisional equity, and cash flows for the three months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

     A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

     Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's financial position, results of operations, and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.


Roback, Ferraro & Pehl, CPAs, LLP


Roback, Ferraro & Pehl, CPAs LLP
Ballston Spa, New York

January 13, 2003

                                    INTEGRAIL
                     (a division of Health Solutions, Ltd.)
                                 BALANCE SHEETS
                           September 30, 2002 and 2001


                                       ASSETS


                                                                                 2002                         2001
Current Assets
Cash and cash equivalents                                                   $   327,365                  $       200
Accounts receivable                                                              77,597                           97
Prepaid expenses                                                                 76,076                       58,680
                                                                                -------                       ------
Total Current Assets                                                            481,038                       58,977

Property and Equipment, net                                                     166,473                      414,053
Intangible Assets, net                                                          251,365                      880,205
Other Assets                                                                        --                         3,510

Total Assets                                                                $   898,876                  $ 1,356,745


                                       LIABILITIES AND DIVISIONAL EQUITY

Current Liabilities
Accounts payable and accrued expenses                                       $   168,590            $         207,731
Current portion of long-term debt                                               128,440                           --
Deferred revenues                                                                   --                        29,500
Due to HSL                                                                      551,461                    1,119,514
                                                                                -------                    ---------
Total Current Liabilities                                                       848,491                    1,356,745

Long-Term Liabilities
Long-term debt, less current portion                                             50,385                           --
                                                                                 ------                        -----
Total Long-Term Liabilities                                                      50,385                           --

Total Liabilities                                                               898,876                    1,356,745

Divisional Equity                                                                   --                            --
                                                                             ----------                  -----------
Total Liabilities and Divisional Equity                                      $  898,876                  $ 1,356,745
                                                                             ==========                  ===========






See accountant's report and selected information.

ROBACK, FERRARO & PEHL
Certified Public Accountants, LLP

                                    INTEGRAIL
                     (a division of Health Solutions, Ltd.)
                            STATEMENTS OF OPERATIONS
                 Three Months Ended September 30, 2002 and 2001



                                                                          2002                               2001

Operating Revenue                                                   $   164,424                        $   265,358

Selling, General and Administrative Expenses                            921,733                            860,079
                                                                        -------                           --------
Operating Loss                                                         (757,309)                          (594,721)

Other Income (Expense)
Interest income                                                           3,417                                 --
Interest expense                                                         (4,754)                            (4,014)
Loss on disposition or abandonment
of fixed assets                                                        (526,346)                                --
                                                                       ---------                            ------
Total Other Expense                                                    (527,683)                            (4,014)
                                                                       ---------                            ------

Net Loss                                                           $ (1,284,992)                       $  (598,735)
                                                                   =============                       ===========








See accountant's report and selected information.

ROBACK, FERRARO & PEHL
Certified Public Accountants, LLP

                                    INTEGRAIL
                     (a division of Health Solutions, Ltd.)
                         STATEMENTS OF DIVISIONAL EQUITY
                 Three Months Ended September 30, 2002 and 2001



                                                                           2002              2001

Beginning balance                                                   $        --           $      --

Plus: current net loss                                               (1,284,992)           (598,735)

Plus: capital contributions from HSL                                  1,284,992             598,735
                                                                     ----------           ---------
Ending balance                                                      $        --          $       --
                                                                     ==========           =========



                                    INTEGRAIL
                     (a division of Health Solutions, Ltd.)
                             STATEMENTS OF CASH FLOW
                 Three Months Ended September 30, 2002 and 2001


                                                                              2002                      2001
Cash Flows From Operating Activities
  Net loss                                                            $   (1,284,992)          $     (598,735)
  Non-cash items included in net loss
   Depreciation and amortization                                             150,273                  100,777
   Loss on assets sold, abandoned, or impaired                               843,544                      --
 (Increase) Decrease in Assets
   Accounts receivable                                                           160                   11,871
   Prepaid expenses                                                          (31,220)                 (10,073)
Increase (Decrease) in Liabilities
   Accounts payable and accrued expenses                                     (68,127)                  52,134
   Deferred revenues                                                         (52,385)                 (63,450)
   Due to HSL                                                             (2,410,732)                  (8,196)
                                                                          -----------                ---------
  Cash Used by Operating Activities                                       (2,853,479)                (515,672)
                                                                          -----------                ---------
Cash Flows From Financing Activities
 Principal payments on long-term debt                                        (44,654)                      --
 Capital contributions from HSL                                            1,284,992                  598,735
                                                                           ---------                  -------
    Cash Provided by Financing Activities                                  1,240,338                  598,735
                                                                           ---------                  -------
Cash Flows From Investing Activities
 Purchase of property and equipment                                               --                  (15,315)
 Acquisition of intangible assets, net                                       (30,000)                 (67,748)
                                                                           ----------                ---------
       Cash Used by Investing Activities                                     (30,000)                 (83,063)
                                                                           ----------                ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                 (1,643,141)                      --

BEGINNING CASH AND CASH EQUIVALENTS                                        1,970,506                      200
                                                                           ---------                    -----
ENDING CASH AND CASH EQUIVALENTS                                          $  327,365                    $ 200
                                                                           =========                    =====




 See accountant's report and selected information.

 ROBACK, FERRARO & PEHL
 Certified Public Accountants, LLP

                                    INTEGRAIL
                     (a division of Health Solutions, Ltd.)
        SELECTED INFORMATION--Substantially All Disclosures Required by
            Generally Accepted Accounting Principles Are Not Included
                          September 30, 2002 and 2001

NOTE 1:  NATURE OF BUSINESS

     Organization and Nature of Operations - Integrail (formerly known as Mercatus) provides state-of-the-art health information systems, data analysis and consulting services for the healthcare industry. They design and develop a full range of computerized healthcare decision support tools. Trademark products include Magellan Episode Pathfinder, Magellan Risk Tracker and Magellan Risk Predictor, which provide healthcare payers, and providers with the information necessary to better manage patient care and costs.

     Health Solutions, Ltd. ("HSL") and its wholly owned subsidiary, PSCNY, IPA, INC. ("IPA") (both S Corporations) are under common ownership and management and related in their operations. Collectively, they have operated Integrail ("Integrail" or the "Company") and Centrus, both located in Albany, New York. Neither Integrail nor Centrus has a separate legal status of existence; however certain separate financial records are maintained. The accompanying financial statements have been prepared on the accrual basis of accounting and relate only to Integrail and its operations.

     Centrus provided comprehensive pharmacy benefit management and administrative services on behalf of clients that include health maintenance organizations, third-party administrators, employers and union-sponsored benefit plans. The fully integrated PBM services include electronic point-of-sale pharmacy claims processing, network management, benefit plan design consultation, formulary management, disease management, and drug data analysis services. The division was sold to National Medical Health Card Systems, Inc.
(NMHC), a publicly held company, on January 29, 2002.


NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Operating Revenue - Operating revenue includes contract revenue fees received for implementation, licensing and services related to its software along with revenues generated from performing drug and clinical studies. Clients are billed quarterly based on their contracts and revenues are recognized equally throughout the contract life.

     Overhead and Inter-Company Allocations - HSL overhead has been allocated to Integrail employing various methods and factors depending on the type of shared cost. Accordingly, management has used relative number of computer workstations to allocate information technology costs; relative number of employees to allocate human resource costs, employee benefits, computer supplies and expense and office supplies; relative office square footage to allocate office rent and related occupancy costs; specific divisional job responsibilities to allocate sales and marketing costs; specific property, equipment and intangible assets to allocate depreciation and amortization; and relative divisional gross profits to allocate the remaining shared general and office overhead expenses. Services provided by Centrus and Integrail for the benefit of one another have been identified and charged accordingly on the basis of the related payroll cost incurred, plus 40% for benefits and overhead. According to management, the accompanying financial statements of Integrail reflect a reasonable basis for allocation of overhead costs and inter-company charges between the Company, HSL and any other subsidiary or divisional unit within the organizations providing services or sharing costs. Additionally, management asserts that the operating results for Integral for the three months ended September 30, 2002 and 2001 reflect all of the actual costs to Integrail of doing business. Furthermore, management contends that the allocated overhead costs and inter-company charges are indicative of costs and charges that would have been incurred if Integrail had been operated as a separate entity and obtained these services from other non-related sources.

     Cash and Cash Equivalents - Investment securities that are highly liquid and have maturities of three months or less at the date of purchase are classified as cash equivalents. Cost approximates market value for all classifications of cash equivalents

     Allowance for Doubtful Accounts - Integrail does not have an allowance for doubtful accounts. Management believes the accounts receivable to be fully collectible.

     Property and Equipment - Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation of property and equipment is determined using the straight-line method over the estimated useful lives of the respective assets.

     Impairment of Long-Lived Assets - Long lived assets to be held and used or disposed of other than by sale are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. When required, impairment losses on assets to be held and used or disposed of other than by sale are recognized based on the fair value of the asset. Long-lived assets to be disposed of by sale are reported at the lower of its carrying amount or fair value less cost to sell.

     Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     Income Taxes - HSL, with the consent of its shareholders, has elected to be taxed as an S corporation for Federal and State tax purposes. Instead of paying corporate income taxes, the shareholders of an S corporation are taxed individually on their proportionate share of taxable income. No provision or liability for Federal income taxes has been included in the financial statements related to this corporation. However, certain minimum taxes have been recorded for State tax purposes.

     Amortization - Integrail amortizes software costs on a straight-line basis over a period of three to five years.

     Deferred Revenue - Deferred revenue represents amounts collected on licenses that have not yet begun or are not yet completed. License revenue is recognized ratably over the term of the agreement.

     Advertising, and Marketing Promotions - The Company expenses advertising costs as incurred. Advertising expense for the three months ended September 30, 2002 and 2001 was $7,234 and $15,442, respectively.


NOTE 3: PROPERTY AND EQUIPMENT

     Integrail's property and equipment, recorded at cost, as of September 30, 2002 and 2001, consist of the following:


                                                                            Estimated
                                                   2002         2001       Useful Life

 Computer equipment and software                $ 538,759       $ 488,719     3 years
 Furniture and fixtures                           177,984          65,757     7 years
 Office equipment                                  32,825          89,203     7 years
                                                ---------       ---------
                                                  749,568         643,679
 Less: accumulated depreciation and amortization (583,095)       (229,626)
                                                ---------       ---------
 Property and Equipment, net                   $  166,473     $   414,053
                                                =========       =========

     Prior to September 30, 2002 the Company stockholders' approved the sale of Integrail's assets. This sale was finalized on November 1, 2002 (see note 10). Consequently, the assets of the division have been written down to reflect their fair market value based on the purchase price listed on the sale agreement. The above cost basis has been reduced to reflect this impairment. As a result, pursuant to FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, an impairment loss of $317,000 has been recognized for this equipment and included in Selling General and Administrative Expenses.

     Related depreciation expense for the three months ended September 30, 2002 and 2001 was approximately $71,298 and $42,533, respectively.








See accountant's report.

ROBACK, FERRARO & PEHL
Certified Public Accountants, LLP

                                    INTEGRAIL
                     (a division of Health Solutions, Ltd.)
         SELECTED INFORMATION--Substantially All Disclosures Required by
            Generally Accepted Accounting Principles Are Not Included
                           September 30, 2002 and 2001


NOTE 4: INTANGIBLE ASSETS

     Integrail's intangible assets, recorded at cost, as of September 30, 2002 and 2001, consist of the following:

                                                                                   Estimated
                                                            2002       2001      Useful Life

Software license                                        $ 55,000     $ 55,000      10 years
Software  development costs                              993,276    1,084,506       5 years
                                                        --------    ---------
                                                       1,048,276    1,139,506
Software development in process                             - -        94,742          n/a
                                                       ---------    ---------
                                                       1,048,276    1,234,248
 Less: accumulated amortization and impairment          (796,911)    (354,043)
                                                       ---------    ---------
  Intangible Assets, net                               $ 251,365    $ 880,205
                                                       =========    =========

     Software License - The Company entered into a software licensing agreement with Symmetry Health Data Systems, Inc in March of 1998. The agreement called for a one time licensing fee of $55,000. The agreement was for a period of three years from the above date and is automatically renewed for an additional term of one year, unless either party gives written notice of termination to the other party at least 90 days prior to the expiration date. The lease has been extended through March 2004. Related amortization expense for the three months ended September 30, 2002 and 2001 was approximately $600 and $600, respectively.

     Software Development Costs - Integrail develops its own software internally. This includes development of new software programs and enhancements, which may either expand or modify existing programs. The Company has adopted Statement of Position 98-1 ("SOP 98-1"), Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. SOP 98-1 requires the capitalization of certain costs associated with computer software developed or obtained for internal use. Research and development of software to be marketed to clients, or to be used for internal purposes, are charged to expense until technological feasibility is established. After technological feasibility is reached, the remaining software production costs up to the date of general release to customers, or to the date placed into production, are capitalized and included as Intangible Assets. Related costs that were capitalized and included as Intangible Assets for the three months ended September 30, 2002 and 2001 were $30,000 and $158,000, respectively. The amounts capitalized were equal to the actual costs incurred by Integrail. Once the software is completely developed and placed in service the capitalized costs are amortized over a five-year period using the straight-line method. Related amortization expense for the three months ended September 30, 2002 and 2001 was $78,000 and $57,600, respectively.

For the three months ended September 30, 2002, Integrail abandoned certain software development-in-process costs and recorded an abandonment of $518,605.

NOTE 5: ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Integrail related accounts payable and accrued expenses as of September 30, 2002 and 2001, consist of the following:

                                                    2002                  2001
  Accrued payroll                               $   84,859        $    118,562
  Accounts payable                                  36,976              65,612
Other accrued expenses                              46,755              23,557
                                                   -------             -------
      Totals                                    $  168,590        $    207,731
                                                   =======             =======

NOTE 6:  RETIREMENT BENEFIT PLAN

     Effective January 1, 1994, IPA adopted a 401(k) plan (the Plan) covering substantially all Integrail employees. The Plan was adopted by HSL upon the January 2000 merger of the companies. Participants may elect to contribute to the Plan a minimum of 1% to a maximum of 15% of their annual compensation, not to exceed a dollar limit set by law. Annually, HSL determines a discretionary matching contribution equal to a percentage of each participant's contribution. In addition, the Plan was amended effective January 1, 2001 to provide for a discretionary employer profit sharing contribution equal to a percentage of each participant's eligible compensation. Integrail was responsible for contributions made to the Plan of $8,200 and $8,500, for the three months ended September 30, 2002 and 2001, respectively.


NOTE 7: LONG-TERM DEBT

     HSL has three term loans with a bank. At September 30, 2001 the loans with their related assets were used solely for the benefit of Centrus. Upon the sale of Centrus the loans and assets were transferred to Integrail. In addition business assets of Centrus were subject to a related general security agreement through January 2002. The term loans are detailed as follows:

         Loan dated November 17, 1999 calling for 60 monthly payments of $2,357 including principal and interest at the rate of 9.07% per annum. Paid in full in November 2002.

         Loan dated March 31, 2000 calling for 36 monthly principal payments of $5,556, plus interest. Interest accrues at the bank's prime rate minus 0.25%, and is variable. The effective interest rate at September 30, 2002 and 2001 was 4.50%. Paid in full November 2002.

         Loan dated December 28, 2000 calling for 36 monthly payments of $6,309 including principal and interest at the rate of 8.47% per annum. Paid in full November 2002.

     Integrail's related balances as of September 30, 2002 and 2001, consist of the following:

                                                 2002                      2001
November 17, 1999                     $      55,645                       $  --
March 31, 2000                               33,333                          --
December 28, 2000                            89,847                          --
                                           --------                       -----
 Total                                      178,825                          --
Less:  current portion                     (128,440)                        (--)
                                           --------                       -----
Long-term portion                     $      50,385                       $  --
                                           ========                       =====


NOTE 8: LINE OF CREDIT

     HSL had a $250,000 working capital line of credit ("grid note") with a bank that was executed on April 30, 2001. Interest accrues at the bank's prime rate, and is variable. Under the grid note, the bank had the right of set-off against amounts owing under the arrangement with any property held in a deposit or other account with the bank except of any deposit account that contains only funds specifically designated as being for the payment of claims of third parties arising in the ordinary course of business. The grid note was also subject to a November 17, 1999 general security agreement on all business assets, including Centrus business assets. There were no outstanding balances under the arrangement for the three months ended September 30, 2002 or 2001. The grid note was closed on April 30, 2002.


NOTE 9: COMMITMENTS AND CONTINGENCIES

     Pending Litigation - An action has been filed against Pharmacy Service Corporation of New York (IPA), a company merged into HSL in 2000, in the United States District Court for the Northern District of New York by the New York State Teamsters Council Health and Hospital Fund (the Trust Fund). The action alleges that IPA computers charged Trust Fund members' $4 co-pays instead of $8 co-pays on certain non-preferred drugs starting in May 1999. This allegedly resulted in too little money being paid by the membership for the non-preferred drugs and too much money was being paid by the Trust Fund. Damages to the Trust Fund as a result of this co-pay problem have been estimated at approximately $708,000. The Insurance carrier has extended settlement authority of $300,000 on September 26, 2001, and had expressed interest in compromising the claim. Counsel for the Trust Fund has rejected a settlement offer of $200,000. However, the Trust Fund has lowered its demand from a prior demand of $950,000 to a current demand of $750,000.

     The insurer has issued a letter to Pharmacy Service Corporation, dated June 5, 2002, advising the Company that, should there be a verdict resulting from restitution and/or disgorgement, such damages would not be covered under the professional liability policy. The limits of liability are $3,000,000 for Managed Care Professional Liability and Managed Care Errors & Omissions Liability, per claim including expenses. The policy carries a $10,000 deductible for each claim, including claim expenses. The Company as of the date of these financial statements has met the deductible.


NOTE 10: SUBSEQUENT EVENTS

     Asset Purchase Agreement - On November 1, 2002, the stockholders of HSL approved and closed on the sale of Integrail, which represents substantially all of the assets and liabilities of HSL, to National Medical Health Card Systems, Inc., wherein certain assets and liabilities of Integrail, as represented in these financial statements, were delivered to the purchaser in return for a total cash payout. The net purchase price was $1.4 million dollars of which $700,000 was paid in cash and $700,000 is currently being held in escrow.

     Operating Lease - On November 1, 2002 NMHC entered into a lease agreement for approximately 21,000 square feet with B/A Airport Park Solutions, LLC. This space is the same space leased under the HSL Agreement. HSL is currently in the process of renegotiating their lease agreement to exclude this identical space.




See accountant's report.

ROBACK, FERRARO & PEHL
Certified Public Accountants, LLP

        B.  Pro Forma Financial Information

                     PRO FORMA FINANCIAL INFORMATION
                                   (Unaudited)



     As of November 1, 2002, National Medical Health Card Systems, Inc. ("NMHC") and its wholly owned subsidiary, Integrail Acquisition Corp., entered into an Asset Purchase Agreement with Health Solutions, Ltd. ("HSL"), and certain of its security holders (together with HSL, the "Sellers"). Pursuant to the Agreement, NMHC acquired substantially all of the assets of the Integrail ("Integrail") division of HSL's operations, for a purchase price of $1,400,000 in cash. Half of the purchase price was paid at the closing directly to the Sellers, and half was deposited into escrow as security for the performance of certain indemnification obligations of the Sellers. Funds for this transaction were supplied by NMHC's revolving credit facility that was put into place in January 2002. The Agreement provides that if certain operational milestones are achieved over the next 12 months, certain amounts will be released from the escrow to the Sellers. All of the assets and liabilities of Integrail as of November 1, 2002 were assumed with the exception of cash balances. Integrail wrote off to Other Expense, net, $843,544 of their internally developed software and other hardware costs as of September 30, 2002. This had a significant negative impact on Integrail's operating performance through September 30, 2002. The accompanying unaudited pro forma statements of income are intended to present the combined results of operations of NMHC and Integrail as if the acquisition had occurred on July 1, 2001. The pro forma consolidated statement of income for the year ended June 30, 2002 includes the twelve months ended June 30, 2002 for NMHC's fiscal year as well as the four quarters ended September 30, 2001, December 31, 2001, March 31, 2002 and June 30, 2002 for Integrail.

     The unaudited pro forma balance sheet is intended to present the financial position of the Company as if the acquisition of Integrail had occurred on September 30, 2002.

     Assumptions underlying the adjustments are described in the accompanying notes, which should be read in conjunction with these statements. This pro forma financial information should be read in conjunction with the historical financial statements and related notes thereto of National Medical Health Card Systems, Inc. and Integrail. The pro forma statements of income may not be indicative of the results of operations that actually would have occurred had the operations of the companies been combined during the period, and may not be indicative of the future results of operations of the Company.

           NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                           (All amounts in thousands)
                               September 30, 2002

                                       National Medical
                                      Health Card Systems,            Integrail                                         Pro Forma
                                     Inc. and Subsidiaries       (acquired company)           Adjustments              As Adjusted
Assets

Cash                                           $    2,620          $     327             (1)  $    (563)              $     2,057
                                                                                         (2)       (327)
Restricted Cash                                     2,410                  -                                                2,410
Accounts receivable, net                           60,940                 78                                               61,018
Rebates receivable                                 17,836                  -                                               17,836
Due from affiliates                                 3,812                  -                                                3,812
Deferred tax asset                                  1,542                  -                                                1,542
Other current assets                                1,186                 76                                                1,262
                                                   ------               ----                        ----                   ------
   Total Current Assets                            90,346                481                        (890)                  89,937

Property and equipment, net                         8,737                167                                                8,904
Intangible assets, net                              2,354                251             (1)         575                    3,180
Goodwill                                           52,035                  -             (1)         874                   52,909
Other assets                                          503                  -             (1)         563                    1,066
                                                 --------             ------                       -----                 --------
         Total Assets                         $   153,975            $   899                   $   1,122              $   155,996

Liabilities

Accounts payable and accrued expenses         $   101,035               169(1)                  $     49               $  101,253
Revolving credit facility and loans payable-       24,382               129(1)                     1,400                   25,911
  current
Current portion of capital lease obligations          558                 -                                                   558
Due to officer/stockholder                            435                 -                                                   435
Due to affiliates                                       -               551              (2)        (327)                     224
Income taxes payable                                  104                 -                                                   104
Other current liabilities                             171                 -                                                   171
                                                  -------              ----                        -----                 --------
 Total Current Liabilities                        126,685               849                     $  1,122                  128,656

Long term loans payable and other liabilities       1,100                50                                                 1,150
Deferred tax liability                              2,154                 -                                                 2,154
Capital lease obligations, less current portion       727                 -                          -                        727
                                                  -------               ---                        -----                  -------
     Total Liabilities                            130,666               899                        1,122                  132,687

         Stockholders' Equity

Preferred stock - $.10 par value;
authorized 10,000,000 shares, none outstanding          -                 -                                                   -
Common stock - $.001 par value;                         8                 -                                                   8
authorized 25,000,000 shares,
7,801,907 shares issued and
7,610,907 outstanding
Additional paid-in-capital                         14,959                 -                                               14,959
Retained Earnings                                   9,086                 -                                                9,086
Treasury stock at cost, 191,000 shares               (744)                -                                                 (744)
                                                   ------               ----                      -----                  -------
         Stockholders' Equity                      23,309                 -                           -                   23,309
                                                  -------               ----                      -----                 --------
Total Liabilities and Stockholders' Equity     $  153,975            $  899                      $1,122                 $155,996


     (1) Reflects the acquisition of Integrail for $1,400,000. Based on our preliminary purchase price allocation, which is subject to final valuation, $575,000 of the purchase price was allocated to software and company know how. The remainder of the purchase price was allocated to goodwill. These adjustments also reflect the closing of NMHC'S $40 million financing of which $1.4 million was needed in order to complete the acquisition and the loan financing costs incurred related to the $40 million financing.

     (2) Integrail's cash balances were not assumed as part of the acquisition, but the balance was used to reduce amounts due from Integrail to HSL which net amount was assumed by NMHC.

           NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. AND SUBSIDIARIES
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                 Three-Month Period Ended September 30, 2002 (1)
              (All amounts in thousands, except per share amounts)

                                      National Medical
                                     Health Card Systems,          Integrail                Pro Forma               Pro Forma
                                     Inc. and Subsidiaries     (acquired company)          Adjustments              As Adjusted


Revenue                                 $   147,367                 $    164                                         $147,531
Cost of Claims                              136,488                        -                                          136,488
                                            -------                     ----                    ---                  --------
Gross Profit                                 10,879                      164                     -                     11,043

Selling, general and
  administrative expenses                     8,340                      921         (2)         95                     9,356
                                             ------                    -----                    ---                    ------
Operating income                              2,539                     (757)                   (95)                    1,687

Other income (expense):
  Interest expense                             (320)                      (5)        (3)        (15)                     (340)
  Interest income                                56                        3                                               59
  Other income, net                              38                     (526)                                            (488)
                                              -----                     -----                   ---                      -----
                                               (226)                    (528)                   (15)                     (769)

Income before income taxes                    2,313                   (1,285)                  (110)                      918

Provision for income taxes                      948                        -         (4)       (570)                      378
                                              -----                   ------                   ----                     -----
Net Income                                $   1,365                  $(1,285)                 $ 460                     $ 540

Earnings per common share:
 Basic                                   $      0.18                                                                   $   0.07
 Diluted                                 $      0.17                                                                   $   0.07


Weighted-average number of
 common shares outstanding:
 Basic                                        7,524                                                                     7,524
 Diluted                                      7,919                                                                     7,919


     (1) The pro forma Consolidated Statement of Income assumes that the acquisition of Integrail (aquired company) and adjustments related thereto occurred on July 1, 2002.

     (2) Reflects the amortization of the loan financing costs on the financing obtained to complete the acquisition and amortization of identifiable intangible assets. The financing costs are being amortized over three years, the term of the financing agreement. The identifiable intangible assets are being amortized over three years, the expected life of the identifiable intangible assets.

     (3) Reflects the interest expense incurred on the financing obtained to complete the acquisition.

     (4) Reflects the pro forma adjustments for income taxes that management believes would have been incurred had Integrail been acquired at the beginning of the year.

           NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. AND SUBSIDIARIES
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          Year Ended June 30, 2002 (1)
              (All amounts in thousands, except per share amounts)

                             National Medical
                            Health Card Systems,             Integrail                        Pro Forma               Pro Forma
                           Inc. and Subsidiaries        (acquired company)                   Adjustments             As Adjusted

Revenue                         $    459,832                  $     831                                              $  460,663
Cost of Claims                       424,733                          -                                                 424,733
                                     -------                        ---                                                 -------
Gross Profit                          35,099                        831                            --                    35,930


Selling, general and
  administrative expenses             27,230                      4,297                  (2)       379                  31,906
                                      ------                     ------                          -----                  ------
Operating income                       7,869                     (3,466)                          (379)                  4,024

Other income (expense):
  Interest expense                    (1,125)                       (17)                 (3)       (59)                 (1,201)
  Interest income                        522                          2                                                    524
  Other expense, net                     101                       (105)                                                    (4)
                                        ----                       -----                          ----                  -------
                                         502                       (120)                           (59)                   (681)

Income before income taxes             7,367                      3,586)                          (438)                  3,343

Provision for income taxes             2,900                          -                  (4)    (1,650)                  1,250
                                       -----                      ------                         -----                   -----
Net Income                      $      4,467                     $(3,586)                       $1,212               $   2,093

Earnings per common share:
 Basic                          $       0.62                                                                         $   0.29
 Diluted                        $       0.56                                                                         $   0.26

Weighted-average number of
 common shares outstanding:
 Basic                                 7,213                                                                            7,213
 Diluted                               7,909                                                                            7,909


     (1) The pro forma Consolidated Statement of Income assumes that the acquisition of Integrail (acquired company) and adjustments related thereto, occurred on July 1, 2001.

     (2) Reflects the amortization of the loan financing costs on the financing obtained to complete the acquisition and amortization of identifiable intangible assets. The financing costs are being amortized over three years, the term of the financing agreement. The identifiable intangible assets are being amortized over three years, the expected life of the identifiable intangible assets.

     (3) Reflects the interest expense incurred on the financing obtained to complete the acquisition.

     (4) Reflects the pro forma adjustments for income taxes that management believes would have been incurred had Integrail been acquired at the beginning of the year.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


  January 15, 2003                    NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.


                                       By:/s/ James J. Bigl
                                              James J. Bigl,
                                              Chief Executive Officer
                                                and President